Exhibit 99.1

Solventum Reports Second Quarter 2026 Financial Results

•Reported sales increased 2.2%; organic sales increased 9.5%
•Announces intent to separate its Health Information Systems business segment
•Increases full-year 2026 guidance for organic sales growth, adjusted EPS and free cash flow

EAGAN, Minn., August 5, 2026 – Solventum (NYSE: SOLV) today reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights
•Sales of $2.2 billion, increased 2.2% on a reported basis; an increase of 9.5% on an organic basis
•GAAP diluted earnings per share of $0.53; adjusted diluted earnings per share of $2.55, a 50.9% increase
•Operating cash flow of $227 million; free cash flow of $144 million

“The Solventum team delivered another quarter of strong execution with results ahead of our expectations while continuing to advance our transformation,” said Bryan Hanson, chief executive officer of Solventum. “We remain on track to achieve our long-term objectives as we build a more focused, dedicated MedTech company, well-positioned to create long-term shareholder value.”

Second Quarter and First Six Months 2026 Financial Results

	Three months ended June 30,			Six Months Ended June 30,
(Dollars in millions, except per share amounts)	2026	2025	Year-over-year change	2026	2025	Year over year change
Net sales	$2,209	$2,161	2.2%	$4,216	$4,231	(0.4)%
Selling, general and administrative expenses	$927	$772	20.1%	$1,754	$1,541	13.8%
Research and development expenses	$178	$189	(5.8)%	$367	$381	(3.7)%
Operating income margin	8.2%	9.9%	(170) bps	6.2%	8.7%	(250) bps
Adjusted operating income margin[1]	28.4%	21.9%	650 bps	24.2%	20.8%	340 bps
Net income	$92	$90	2.2%	$105	$227	(53.7)%
Diluted earnings per share	$0.53	$0.51	3.9%	$0.60	$1.30	(53.8)%
Adjusted diluted earnings per share[1]	$2.55	$1.69	50.9%	$4.02	$3.03	32.7%
Net cash provided by (used in) operating activities	$227	$169	34.3%	$38	$198	(80.8)%
Free cash flow[1]	$144	$59	144.1%	$(129)	$(21)	(514.3)%
1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.
Discussion of Second Quarter Results
All comparisons are to the prior year period unless otherwise noted
•Organic sales growth of +9.5% in the quarter reflects strong performance across all reportable segments, primarily driven by volume and product mix and including the expected benefit of advance orders placed ahead of ERP cutovers.
•GAAP and adjusted gross margin both increased, driven by IEEPA tariff refund.
•GAAP selling, general and administrative expenses increased primarily due to higher costs associated with separation activities and net legal costs. Adjusted SG&A as a percent of sales was 26.0%, a decrease of 130 bps vs. prior year.
•GAAP operating income margin decreased, primarily driven by net legal costs, separation and restructuring costs. Adjusted operating income margin increased primarily due to a combination of IEEPA tariff refund and ERP-timing benefit.
•Operating cash flow for the quarter was $227 million and free cash flow was $144 million, ahead of expectations driven by timing of tax payments and insurance proceeds.

Other Business and Operational Highlights
•Announced the intent to separate its Health Information Systems business segment as part of the portfolio optimization phase of its transformation strategy. The proposed separation is expected to strengthen Solventum’s focus as a dedicated MedTech company while enabling both businesses to pursue distinct growth and innovation priorities.
•The Solventum Foundation announced a $350,000 grant to America’s ToothFairy to expand access to oral health screenings, dental education and fluoride treatment for more than 100,000 children and caregivers in underserved communities over the next year.
•For the second year in a row, named a Best Company to Work For by U.S. News & World Report in the categories of ‘Health Care and Research’ and ‘Midwest.’

Segment and Total Company Net Sales for Second Quarter and First Six Months*
	Three months ended June 30,		Increase/(Decrease)
(Dollars in millions)	2026	2025	Reported growth	Currency impact	Constant currency[2]	Other[3]	Organic growth
Advanced Wound Care	$537	$467	14.9%	1.0%	13.9%	6.8%	7.1%
Infection Prevention and Surgical Solutions	836	750	11.3	1.2	10.1	—	10.1
MedSurg	1,372	1,218	12.7	1.1	11.6	2.7	8.9
Dental Solutions	396	338	17.0	1.8	15.2	—	15.2
Health Information Systems	354	339	4.4	0.2	4.2	(1.2)	5.4
Total reportable segment net sales	2,122	1,895
Purification and Filtration	—	189	NM	NM	NM	NM	NM
All Other[4]	87	77	11.8	1.2	10.6	—	10.6
Total Company	$2,209	$2,161	2.2%	1.0%	1.2%	(8.3)%	9.5%

	Six months ended June 30,		Increase/(Decrease)
(Dollars in millions)	2026	2025	Reported growth	Currency impact	Constant currency[2]	Other[3]	Organic growth
Advanced Wound Care	$1,034	$915	12.9%	1.7%	11.2%	6.6%	4.6%
Infection Prevention and Surgical Solutions	1,573	1,460	7.7	2.2	5.5	—	5.5
MedSurg	2,607	2,375	9.7	2.0	7.7	2.6	5.1
Dental Solutions	750	667	12.5	3.1	9.4	—	9.4
Health Information Systems	696	667	4.3	0.5	3.8	(1.3)	5.1
Total reportable segment net sales	4,053	3,709
Purification and Filtration	—	369	NM	NM	NM	NM	NM
All Other[4]	163	153	6.4	1.7	4.7	—	4.7
Total Company	$4,216	$4,231	(0.4)%	1.8%	(2.2)%	(8.0)%	5.8%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum. “NM” reflects results considered not meaningful due to sale of the Purification and Filtration business in September 2025.

2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include sales from the December 2025 acquisition of Acera. Divestitures primarily represents lost sales from the Company’s Purification and Filtration business that was sold in September 2025.

4 All Other includes the Drinking Water business, which was previously reported within Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the Company at Spin-Off.

Full-Year 2026 Guidance
Solventum is updating its full year 2026 guidance as follows:

•Increased organic sales growth range to +2.5% to +3.0% (+3.5% to +4.0% excluding ~100 bps of SKU exit impact); from prior range of +2.0% to +3.0%
•Increased adjusted EPS range to $7.10 to $7.20; from the upper end of prior range of $6.40 to $6.60
•Increased free cash flow to be in the range of $200 million to $300 million; from prior estimate of ~$200M

Organic sales, adjusted diluted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, August 5, at 4:30 p.m. Eastern Time to discuss its second quarter financial results and fiscal year 2026 outlook. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Solventum intends the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Forward-looking statements include all statements that are not historical facts, but instead represent only Solventum’s beliefs regarding future goals, plans and expectations about its prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of Solventum’s control. Forward-looking statements include those containing such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning in connection with any discussion of future operating or financial performance, business plans or prospects, Solventum’s review of strategic alternatives for its health information systems business, or the potential benefits of any such strategic alternatives or transaction.

Among the factors that could cause actual results to differ materially from those described in our forward-looking statements are the following: (1) whether Solventum will be able to identify or develop any strategic alternatives for Solventum’s health information systems business; (2) Solventum’s ability to execute on material aspects of any strategic alternatives that are identified and pursued; (3) whether Solventum can actually achieve the potential benefits of any strategic alternatives; (4) the occurrence of any event, change or other circumstances that could give rise to the abandonment of the review of strategic alternatives or pursuit of a different structure or strategic alternative; (5) uncertainties as to the timing of the review of strategic alternatives; (6) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises and other events beyond Solventum’s control; (7) operational execution risks; (8) damage to Solventum’s reputation or its brands; (9) risks from acquisitions, strategic alliances, divestitures and other strategic events; (10) Solventum’s business dealings involving third-party partners in various markets; (11) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (12) exposure to interest rate and currency risks; (13) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (14) reduction in customers’ research budgets or government funding; (15) the timing and market acceptance of Solventum’s new product and service offerings; (16) ongoing working relationships with certain key healthcare professionals; (17) changes in reimbursement practices of governments or private payers or other cost containment measures; (18) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions and disruptive factors; (19) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (20) potential liabilities related to per-and polyfluoroalkyl substances, collectively known as “PFAS”; (21) risks related to the highly regulated environment in which Solventum operates; (22) risks associated with product liability claims; (23) climate change and measures to address climate change; (24) security breaches and other disruptions to information technology infrastructure; (25) artificial intelligence risks; (26) Solventum’s failure to obtain, maintain, protect or effectively enforce its intellectual property rights; (27) pension and postretirement obligation liabilities; (28) Solventum's separation from 3M and performance as a standalone company, including the tax-free nature of the spin and its ability to execute on its short- and long-range plans and capital allocation strategies; and (29) restructuring programs, and other risks and uncertainties described in Solventum’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The above list is not exhaustive or necessarily set forth in the order of importance. Forward-looking statements are based on certain assumptions and expectations of future events and trends, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. A further description of these factors is located under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors” in Solventum’s periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted gross margin, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted diluted earnings per share and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q2 2026 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales of product	$1,698	$1,668	$3,211	$3,265
Net sales of software and rentals	511	493	1,005	966
Total net sales	2,209	2,161	4,216	4,231
Cost of product	807	865	1,603	1,700
Cost of software and rentals	116	121	231	242
Gross profit	1,286	1,175	2,382	2,289
Selling, general and administrative expenses	927	772	1,754	1,541
Research and development expenses	178	189	367	381
Operating income	181	214	262	367
Interest expense, net	64	103	125	207
Other expense (income), net	9	8	13	19
Income before income taxes	108	103	123	141
Provision for (benefit from) income taxes	15	13	19	(86)
Net income	$92	$90	$105	$227

Earnings per share:
Basic earnings per share	$0.53	$0.52	$0.60	$1.31
Diluted earnings per share	0.53	0.51	0.60	1.30
Weighted-average number of shares outstanding:
Basic	172.7	174.1	173.5	173.9
Diluted	173.3	175.2	174.4	175.0
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$403	$878
Accounts receivable — net of allowances of $82 and $87	1,310	1,034
Due from related parties	122	150
Inventories
Finished goods	573	636
Work in process	218	201
Raw materials and supplies	249	229
Total inventories	1,040	1,066
Other current assets	865	731
Total current assets	3,741	3,859
Property, plant and equipment — net	1,565	1,326
Goodwill	5,626	5,704
Intangible assets — net	2,408	2,592
Other assets	904	814
Total assets	$14,243	$14,294
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$506	$—
Accounts payable	701	687
Due to related parties	331	435
Unearned revenue	596	621
Other current liabilities	1,528	1,393
Total current liabilities	3,663	3,136
Long-term debt	4,573	5,035
Pension and postretirement benefits	358	363
Deferred income taxes	157	164
Finance leases	207	—
Other liabilities	486	547
Total liabilities	$9,443	$9,245

Equity
Common stock, par value $0.01 per share, 750,000,000 shares authorized	$2	$2
Shares - June 30, 2026: issued: 174,889,899; outstanding: 170,113,551
Shares - December 31, 2025: issued and outstanding: 173,490,864
Additional paid-in capital	3,919	3,876
Retained earnings	1,902	1,797
Treasury stock, at cost	(355)	—
Shares - June 30, 2026: 4,776,348
Shares - December 31, 2025: —
Accumulated other comprehensive income (loss)	(669)	(625)
Total equity	4,800	5,049
Total liabilities and equity	$14,243	$14,294
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$105	$227
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	268	251
Pension and postretirement benefit expense	27	32
Stock-based compensation expense	89	83
Deferred income taxes	(88)	(177)
Changes in assets and liabilities
Accounts receivable	(286)	(15)
Due from related parties	27	4
Inventories	18	(77)
Accounts payable	26	23
Due to related parties	(117)	(6)
Accrued compensation	(101)	(47)
All other operating activities — net	68	(100)
Net cash provided by operating activities	38	198

Cash flows from investing activities
Purchases of property, plant and equipment	(167)	(219)
Other — net	3	(5)
Net cash used in investing activities	(164)	(224)

Cash flows from financing activities
Repayment of debt	—	(200)
Proceeds from debt, net of issuance costs	46	—
Net transfers from (to) 3M	2	(30)
Purchases of treasury stock	(355)	—
Other — net	(44)	(19)
Net cash used in financing activities	(350)	(249)

Effect of exchange rate changes on cash and cash equivalents	1	7

Net increase (decrease) in cash and cash equivalents	(475)	(268)
Cash and cash equivalents at beginning of period	878	762
Less: Cash and cash equivalents within held for sale	—	(2)
Cash and cash equivalents at end of period	$403	$492
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
BUSINESS SEGMENTS*
(Unaudited)
The Company’s operating activities are primarily managed through three segments: MedSurg, Dental Solutions and Health Information Systems.
•MedSurg provides:
◦Advanced wound care products such as negative pressure wound therapy, advanced wound dressings, advanced skin care and synthetic tissue matrices; and
◦Infection prevention and surgical solutions products, such as IV site management, sterilization assurance, temperature management, surgical supplies, medical tapes and wraps, stethoscopes, medical electrodes, and medical technologies Original Equipment Manufacturer (“OEM”).
•Dental Solutions provides dental and orthodontic products, including brackets, aligners, restorative cements, and bonding agents that span the “life of the tooth,” including products designed for preventative dental care, direct and indirect restoration, and broad orthodontic needs.
•Health Information Systems provides healthcare systems with software solutions — including computer-assisted physician documentation, direct-to-bill and coding automation, classification methodologies, speech recognition, and data visualization platforms — that are designed to eliminate revenue cycle waste, create more time for patient care, and support value-based care.
Purification and Filtration consists of filters and membranes for biopharmaceutical and medical technologies, as well as microelectronics and food and beverage that were reported prior to the sale of the business in September 2025.
All Other primarily consists of our drinking water filtration business that was retained after the sale of the Purification and Filtration Business. All Other also includes sales and cost of sales related to our agreements to supply 3M and other supply agreements assumed by the Company at Spin-Off related to legacy 3M businesses, which were historically included within Corporate and Unallocated.

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Three months ended June 30, 2026			Three months ended June 30, 2025

(Dollars in millions)	Net sales	Operating income	Operating margin %	Net sales	Operating income	Operating margin %
Advanced Wound Care	$537			$467
Infection Prevention and Surgical Solutions	836			750
MedSurg	1,372	$355	25.8%	1,218	$210	17.3%
Dental Solutions	396	131	33.0	338	96	28.5
Health Information Systems	354	145	41.0	339	120	35.5
Total reportable segment net sales and operating income	2,122	631		1,895	426
Purification and Filtration	—	—	NM	189	43	23.1
All Other	87	19	21.4	77	8	10.3
Amortization expense		(90)			(78)
Corporate and unallocated		(378)			(185)
Total Company	$2,209	$181	8.2%	$2,161	$214	9.9%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
BUSINESS SEGMENTS – (CONTINUED)*
(Unaudited)

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Six months ended June 30, 2026			Six months ended June 30, 2025

(Dollars in millions)	Net sales	Operating income	Operating margin %	Net sales	Operating income	Operating margin %
Advanced Wound Care	$1,034			$915
Infection Prevention and Surgical Solutions	1,573			1,460
MedSurg	2,607	$516	19.8%	2,375	416	17.5%
Dental Solutions	750	218	29.0	667	175	26.2
Health Information Systems	696	276	39.6	667	229	34.3
Total reportable segment net sales and operating income	4,053	1,009		3,709	820
Purification and Filtration	—	—	NM	369	70	19.2
All Other	163	30	18.6	153	19	12.7
Amortization expense		(181)			(159)
Corporate and unallocated		(597)			(384)
Total Company	$4,216	$262	6.2%	$4,231	367	8.7%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) adjusted gross margin, adjusted operating income and adjusted operating income margin, (2) adjusted diluted earnings per share, and (3) free cash flow. Management believes that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted gross margin, adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted gross margin as gross margin excluding the effects of restructuring costs, Spin-Off and separation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, and acquisition-related costs. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, acquisition-related costs and costs related to the planned separation of the Health Information Systems business. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The Company believes adjusted gross margin, adjusted operating income and adjusted operating income margin provide investors with visibility into the Company’s unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted gross margin and adjusted operating income should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted diluted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted diluted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, acquisition-related costs and costs related to the planned separation of the Health Information Systems business. The Company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the Company evaluates the business. However, adjusted earnings per share should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended June 30, 2026
(Dollars in millions, except per share amounts)	Net sales	Cost of sales[5]	Gross margin %	Operating expenses[6]	Operating income	Operating income margin %	Non-operating expense (income), net[7]	Income before income taxes	Net income attributable to Solventum	Diluted EPS	Effective tax rate
GAAP	$2,209	$923	58.2%	$1,105	$181	8.2%	$73	$108	$92	$0.53	14.4%
Non-GAAP adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(90)	90	4.1	—	90	76	0.44
Restructuring costs (a)	—	(9)	0.4	(33)	42	1.9	—	42	32	0.18
3M spin-off and separation-related costs (b)	—	(33)	1.5	(112)	145	6.6	—	145	114	0.65
Certain litigation-related costs (c)	—	—	—	(157)	157	7.1	—	157	119	0.69
Purification and Filtration separation-related (d)	—	1	—	7	(8)	(0.4)	—	(8)	(6)	(0.04)
Acquisition-related costs(e)	—	—	—	(15)	15	0.7	—	15	11	0.07
Planned separation of Health Information Systems-related (f)	—	—	—	(6)	6	0.3	—	6	4	0.03
Non-GAAP	$2,209	$881	60.1%	$701	$627	28.4%	$73	$554	$442	$2.55	20.2%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Three months ended June 30, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of sales[5]	Gross margin %	Operating expenses[6]	Operating income	Operating income margin %	Non-operating expense (income), net[7]	Income before income taxes	Net income attributable to Solventum	Diluted EPS	Effective tax rate
GAAP	$2,161	$986	54.4%	$961	$214	9.9%	$111	$103	$90	$0.51	12.5%
Non-GAAP adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(78)	78	3.6	—	78	67	0.38
Restructuring costs (a)	—	(1)	0.1	(7)	8	0.5	—	8	6	0.03
3M spin-off and separation-related costs (b)	—	(33)	1.5	(117)	150	6.9	—	150	115	0.66
Certain litigation-related costs (c)	—	—	—	(8)	8	0.4	—	8	6	0.03
Purification and Filtration separation-related (d)	—	—	—	(15)	15	0.7	—	15	12	0.07
Non-GAAP	$2,161	$952	56.0%	$736	$474	21.9%	$111	$362	$296	$1.69	18.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2026 restructuring costs primarily related to the Company’s Transform for the Future program. Includes employee termination costs of $11 million and other costs of $31 million, which includes third-party consulting, asset write-downs and compensation for employees dedicated to the program. 2025 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $9 million and other costs of $(1) million.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Consists of charges and recoveries related to certain litigation matters.
(d)2026 activity consists of the profit mark-up from transition support services. 2025 activity consists of costs related to and tax impacts from the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory.
(e)Integration costs related to the acquisition of Acera Surgical, including amortization of inventory step-up.
(f)Costs related to the planned separation of the Company’s Health Information Systems business.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Condensed Consolidated Statements of Income and represents the total Company’s cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Condensed Consolidated Statements of Income and represents the total Company’s other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, and other expense (income), net line items from the Condensed Consolidated Statements of Income and represents the total Company’s non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Six months ended June 30, 2026
(Dollars in millions, except per share amounts)	Net sales	Cost of sales[5]	Gross margin %	Operating expenses[6]	Operating income	Operating income margin %	Non-operating expense (income), net[7]	Income before income taxes	Net income attributable to Solventum	Diluted EPS	Effective tax rate
GAAP	$4,216	$1,833	56.5%	$2,121	$262	6.2%	$138	$123	$105	$0.60	15.0%
Non-GAAP adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(181)	181	4.3	—	181	152	0.87
Restructuring costs (a)	—	(10)	0.2	(73)	82	2.0	—	82	63	0.36
3M spin-off and separation-related costs (b)	—	(64)	1.5	(244)	308	7.3	—	308	241	1.38
Certain litigation-related costs (c)	—	—	—	(171)	171	4.0	—	171	129	0.74
Purification and Filtration separation-related (d)	—	2	—	10	(12)	(0.3)	—	(12)	(9)	(0.05)
Acquisition-related costs(e)	—	(4)	0.1	(17)	21	0.5	—	21	16	0.09
Planned separation of Health Information Systems-related (f)	—	—	—	(6)	6	0.1	—	6	4	0.02
Non-GAAP	$4,216	$1,755	58.4%	$1,441	$1,019	24.2%	$138	$881	$702	$4.02	20.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Six months ended June 30, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of sales[5]	Gross margin %	Operating expenses[6]	Operating income	Operating income margin %	Non-operating expense (income), net[7]	Income before income taxes	Net income attributable to Solventum	Diluted EPS	Effective tax rate
GAAP	$4,231	$1,942	54.1%	$1,922	$367	8.7%	$226	$141	$227	$1.30	(61.0)%
Non-GAAP adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(159)	159	3.7	—	159	135	0.77
Restructuring costs (a)	—	(11)	0.3	(15)	26	0.6	—	26	20	0.11
3M spin-off and separation-related costs (b)	—	(60)	1.4	(210)	272	6.4	—	272	209	1.20
Certain litigation-related costs (c)	—	—	—	(27)	27	0.6	—	27	20	0.11
Purification and Filtration separation-related (d)	—	—	—	(31)	31	0.7	—	31	(80)	(0.46)
Non-GAAP	$4,231	$1,871	55.8%	$1,480	$881	20.8%	$226	$655	$530	$3.03	19.0%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2026 restructuring costs primarily relate to the Company’s Transform for the Future program. Includes employee termination costs of $16 million and other costs of $66 million, which includes third-party consulting, asset write-downs and compensation for employees dedicated to the program. 2025 restructuring costs primarily related to the Company’s Solventum Way program. Includes employee termination costs of $23 million and other costs of $3 million.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Consists of charges and recoveries related to certain litigation matters.
(d)2026 activity consists of the profit mark-up from transition support services. 2025 activity consists of costs related to and tax impacts from the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory.
(e)Integration costs related to the acquisition of Acera Surgical, including amortization of inventory step-up.
(f)Costs related to the planned separation of the Company’s Health Information Systems business.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total Company’s cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total Company’s other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total Company’s non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the Company uses this measure as an indication of the strength of the Company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
Major GAAP cash flow categories	2026	2025	2026	2025
Net cash provided by operating activities	227	169	38	198
Net cash used in investing activities	(87)	(110)	(164)	(224)
Net cash used in financing activities	(300)	(110)	(350)	(249)

Free cash flow (non-GAAP measure)
Net cash provided by operating activities	227	169	38	198
Purchases of property, plant and equipment	(83)	(110)	(167)	(219)
Free cash flow	144	59	(129)	(21)
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.